UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On May 8, 2023, after filing its Current Report on Form 10-Q for the fiscal quarter ended March 31, 2023 with the Securities and Exchange Commission (the “First Quarter 10-Q”), Sonim Technologies, Inc. (the “Company”) issued a press release (the “Original Press Release”) announcing its financial results for the fiscal quarter ended March 31, 2023. The Original Press Release contained certain inadvertent typographical errors in the description of the periods of the presented financial results disclosed in the Original Press Release. These typographical errors do not change the Company’s actual results as reported in the Original Press Release and in the First Quarter 10-Q.

On May 9, 2023, the Company issued a press release (the “Corrected Press Release”) announcing its financial results for the first quarter ended March 31, 2023 to avoid potential confusion and correct the aforementioned typographical errors. A copy of the Corrected Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Neither the Original Press Release nor the Corrected Press Release contained any information about the Company’s results of operations or financial condition other than the information already disclosed in the First Quarter 10-Q. This Current Report on Form 8-K is furnished voluntarily solely to avoid any potential confusion in connection with the aforementioned press releases.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Corrected Press Release.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: May 9, 2023	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer